EXHIBIT 99.1

Citius Pharmaceuticals Announces Myron Holubiak, Former President of
Roche Laboratories, Inc., USA, has Joined Its Board of Directors

Maynard, Massachusetts–October 6, 2015–Citius Pharmaceuticals, Inc. (OTCQB: CTXR), (the “Company”) announced today that it has appointed Mr. Myron Holubiak to the board of directors effective October 1, 2015.

Mr. Holubiak has extensive experience in managing and advising both large and emerging pharmaceutical and life sciences companies. He is the former President of Roche Laboratories, Inc., USA, a major research-based pharmaceutical company, a position he held from December 1998 to August 2001. Prior to that, he held sales and marketing positions at Roche Laboratories during his 19-year tenure. Since September 2002, he has served on the board of directors of BioScrip, Inc., a publicly traded company and a leading home infusion provider with nationwide pharmacy and nursing capabilities, and is currently Chairman of the board. From July 2010, Mr. Holubiak has a served as a member of the board of directors of Assembly Biosciences, Inc. and its predecessor Ventrus Biosciences, Inc., both publicly traded companies. Currently he is a founder and director as well as the Chief Executive Officer of Leonard+Meron Biosciences, Inc., a privately held pharmaceutical company. Mr. Holubiak is also a trustee of the Academy of Managed Care Pharmacy Foundation. He received a B.S. in Molecular Biology and Biophysics from the University of Pittsburgh.

Citius Pharmaceuticals CEO, Leonard Mazur noted that, “Myron brings a wealth of experience to Citius at an important point in our growth. We hope to benefit from his insight and experience with development programs and market knowledge.”

About Citius Pharmaceuticals, Inc.

Citius is a specialty pharmaceutical company dedicated to the development and commercialization of therapeutic products for large and growing markets using innovative, patented or proprietary formulations of previously approved pharmaceutical products. We seek new and expanded indications for previously approved pharmaceutical products as a means to achieving leading market positions or potential market exclusivity. By using previously approved drugs with substantial safety and efficacy data, we seek to reduce the risks associated with pharmaceutical product development. We seek to achieve these objectives by utilizing the U.S. Food and Drug Administration’s, or FDA’s, 505(b)(2) pathway for our new drug approvals. We believe this pathway is comparatively faster, lower risk and less expensive than the FDA’s traditional new drug approval pathway. In addition, we focus on obtaining intellectual property protection with the objective of listing relevant patents in the FDA Orange Book in order to limit generic competition.

Safe Harbor

This release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of our company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation, the risks discussed from time to time in our filings with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

For additional information, please contact:

Robert Haag
Managing Partner
IRTH Communications
CTXR@irthcommunications.com

866-976-4784